                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         Utah Medical Products, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF UTAH MEDICAL PRODUCTS INC. APPEARS HERE]


April 10, 1995



Dear UTMD Shareholder:

You are cordially invited to attend the 1995 Annual Meeting of Shareholders of Utah Medical Products, Inc. The meeting will be held at 12:00 noon (local time) on Friday, May 19, 1995 at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah. A sandwich buffet will be served at 11:30 A.M.

Please note that attendance at the Annual Meeting will be limited to shareholders as of the record date (or their authorized representatives) and to guests of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please bring the enclosed proxy card with you to the meeting. If your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, contact promptly the person responsible for your account and give instructions regarding your intention to attend the meeting and to vote your shares at that time. Shareholders will only be admitted to the Annual Meeting upon verification of stock ownership.

At the Annual Meeting, our shareholders will approve the appointment of an independent audit firm, elect one Director and consider any other business. If you think you will be unable to attend the meeting, please complete your proxy and return it as soon as possible. If you decide later to attend the meeting in person, you may, of course, revoke the proxy.

Thank you for your ownership and interest in UTMD!

Sincerely,


Kevin L. Cornwell
President and CEO

UTAH MEDICAL PRODUCTS, INC * 7043 South 300 West * Midvale, Utah 84047-1048
* 801/566-1200 * FAX #801/566-2062

                          UTAH MEDICAL PRODUCTS, INC.
                              7043 South 300 West
                              Midvale, Utah  84047
                                 (801) 566-1200

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 19, 1995


TO THE SHAREHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

     The annual meeting of the shareholders (the "Annual Meeting") of Utah Medical Products, Inc. (the "Company"), will be held at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah , on May 19, 1995, at 12:00 noon, local time, for the following purposes:

     (1) To elect one director to serve until the expiration of her term and until her successor is elected and qualified;

     (2) To approve the appointment of Deloitte & Touche as independent certified public accountants and auditors of the Company for its 1995 fiscal year; and

     (3) To transact such other business as may properly come before the Annual Meeting.

     Your board of directors unanimously recommends a vote "FOR" each of the above proposals, which are described in more detail in the accompanying proxy statement.

     Only shareholders of record at the close of business on March 10, 1995 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

     This Proxy Statement and form of proxy are being first furnished to shareholders of the Company on approximately April 17, 1995.

     THE ATTENDANCE AT AND/OR VOTE OF EACH SHAREHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH SHAREHOLDER IS ENCOURAGED TO ATTEND.

                            BY ORDER OF THE BOARD OF DIRECTORS


                            Kevin L. Cornwell, Secretary
Salt Lake City, Utah
Dated: April 10, 1995

- - --------------------------------------------------------------------------------

  PLEASE FILL IN, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

  If your shares are held in the name of a brokerage firm, nominee, or other institution, only it can vote your shares. Please contact promptly the person
                                                   ----------------
responsible for your account and give instructions for your shares to be voted.
                                 -----------------

                          UTAH MEDICAL PRODUCTS, INC.

                                PROXY STATEMENT

     This Proxy Statement is furnished to shareholders of Utah Medical Products, Inc. (the "Company") in connection with the annual meeting of shareholders (the "Annual Meeting") to be held at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah, on May 19, 1995, at 12:00 noon, local time, and any adjournment(s) thereof. The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon. If the enclosed proxy is signed and timely returned without specific instructions, it will be voted at the Annual Meeting:

     (1)  FOR the election of Lori A. Sessions as director;

     (2) FOR the approval of the appointment of Deloitte & Touche as independent certified public accountants and auditors of the Company for its 1995 fiscal year; and

     (3) IN accordance with the best judgment of the persons acting under the proxies on other matters presented for a vote.

     The board of directors has unanimously approved all of the foregoing proposals and recommends that the shareholders vote for each of the proposals. Proxies solicited by the Company will be voted FOR each of the proposals unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

     A proxy for the Annual Meeting is enclosed. It is important that each shareholder complete, sign, date, and return the enclosed proxy promptly, whether or not he plans to attend the Annual Meeting. Any shareholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the secretary of the Company with an instrument revoking the proxy or by providing the secretary of the Company with a duly executed proxy bearing a later date. In addition, a shareholder may revoke his proxy by attending the Annual Meeting and electing to vote in person.

     Proxies are being solicited by the Company, and all costs and expenses incurred in connection with the solicitation will be paid by the Company. Proxies are being solicited by mail but, in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, facsimile transmission, telegraph, or overnight courier.

     Only holders of the 9,931,303 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issued and outstanding as of the close of business on March 10, 1995 (the "Record Date"), will be entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. Holders of at least a majority of the 9,931,303 shares (4,965,652 shares) of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

     All properly executed and returned proxies as well as shares represented in person at the meeting will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes. Under the Utah Revised Business Corporation Act, matters, other than the election of directors and certain specified extraordinary matters, are approved if the number of votes cast FOR exceed the number of votes cast AGAINST, and abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved. Which means that abstentions and broker non-votes will have the same effect as a vote for the proposals.

     Officers and directors holding an aggregate of 60,498 shares, or approximately 0.61% of the issued and outstanding stock, have indicated their intent to vote in favor of all proposals.

- - --------------------------------------------------------------------------------
                     PROPOSAL NO. 1.  ELECTION OF DIRECTORS
- - --------------------------------------------------------------------------------

General

     The Company's articles of incorporation provide that the board of directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director's successor is elected and qualified. One class of the board of directors shall be elected each year at the annual meeting of the shareholders of the Company. The board of directors has nominated Lori A. Sessions for election as director, for a three year term expiring at the 1998 annual meeting.

     It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominee named below as director of the Company, except as otherwise specified in the proxy. In the event the nominee shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such person as may be designated by the board of directors. Biographical information follows for the person nominated. The officers of the Company are elected at the annual meeting of the board of directors to serve at the pleasure of the board of directors. The information concerning the nominee and directors and their security holdings has been furnished by them to the Company. (See "PRINCIPAL SHAREHOLDERS" below.)

Directors and Nominees

     The board of directors' nominee for election as director of the Company at the Annual Meeting is Lori A. Sessions. The other members of the board of directors were elected at the Company's 1994 meeting for terms of two or three years, and therefore are not standing for election at the 1995 Annual Meeting. Background information appears below with respect to the incumbent directors.


                                   Year
                                   First   Business Experience During Past Five
Name                         Age  Elected      Years and Other Information
- - ----                         ---  -------  -------------------------------------

Perry L. Lane                 77     1985  Chairman since February 1994.
                                           Served as VP and Director of
                                           Marketing, Executive VP and Director
                                           of Sorenson Research Company, Salt
                                           Lake City, UT., for a period of over
                                           13 years.  Has served as a director
                                           on seven other company boards.

Kevin L. Cornwell             48     1993  Received B.S. degree in chemical
                                           engineering from Stanford
                                           University,  M.S. degree in
                                           engineering-economic systems from
                                           Stanford Graduate School of
                                           Engineering, and MBA degree in
                                           finance from Stanford Graduate
                                           School of Business.  President and
                                           CEO since 1992; Secretary since
                                           1993. President and CEO of Three Way
                                           Corporation, Sunnyvale, CA.,
                                           1990-1992. Has served as a director
                                           on seven other company boards.

David D. Chase                35     1991  Received B.S. degree in management
                                           and administration/ finance from
                                           University of Indiana.  Has served
                                           as Chairman and CEO of Chase
                                           Ergonomics Inc., Albuquerque, NM,
                                           since 1990.

Stephen W. Bennett            62     1994  Received B.A. degree in biology from
                                           Stanford University,  M.D. degree
                                           from Stanford School of Medicine,
                                           M.P.H. and T.M. degree and Dr.P.H.
                                           degree from Tulane School of
                                           Medicine.  Served five years as fund
                                           manager, director and senior analyst
                                           for health care investments for an
                                           institutional investment firm.

Lori A. Sessions              35     1994  Received B.S. degree in accounting
                                           and MBA degree from the University
                                           of Utah.  Controller since 1993.
                                           Assistant Treasurer since 1994.
                                           Served as Controller and in various
                                           financial analysis positions for
                                           Bourns Sensors/Controls, Inc.,
                                           Ogden, UT., from 1988-1993.

Security Ownership of Management and Certain Persons

     The following table furnishes information concerning the ownership of the Company's Common Stock by each person owning of record, or known by the Company to own beneficially, more than 5% of the Company's outstanding Common Stock, by each director and by all directors and executive officers as a group.


                                    Nature of      Number of
               Name                 Ownership  Shares Owned/(1)/  Percent/(2)/
- - ---------------------------------   ---------  -----------------  ------------

Principal Shareholders
FMR Corp.                           Direct         1,009,200         10.16%
82 Devonshire Street
Boston, Massachusetts 02109

Directors
Perry L. Lane/(3)(4)(5)(6)/         Direct            24,000          0.24%
                                    Options            2,500          0.02%
                                                       -----
                                    Total             26,500          0.26%

Kevin L. Cornwell/(4)(5)/           Direct            28,000          0.28%
                                    Options           51,875          0.51%
                                                      ------
                                    Total             79,875          0.79%

David D. Chase/(3)(4)(5)(6)/        Direct             4,000          0.04%
                                    Options           25,000          0.25%
                                                      ------
                                    Total             29,000          0.29%

Stephen W. Bennett/(3)(4)5)(6)/     Direct               500          0.01%

Lori A. Sessions/(4)(5)/            Direct             2,000          0.02%
                                    Options            2,188          0.02%
                                                       -----
                                    Total              4,188          0.04%


All executive officers and          Direct            60,498          0.61%
 directors as a group (8) persons   Options          184,024          1.82%
                                                     -------
                                    Total            244,522          2.42%


       (1) Shares owned directly are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.
       (2) Calculations of percentage of shares outstanding assumes the exercise or conversion of options, to which the percentage relates. Percents calculated for totals assume the conversion or exercise of options, comprising such totals.
       (3)  Audit Committee member.
       (4)  Nominating Committee member.
       (5)  Compliance Committee member.
       (6)  Compensation and Option Committee member.

Compliance with Exchange Act Requirements

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. Officers, directors, and greater than 10% shareholders are required to furnish the Company with copies of all section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all section 16(a) requirements applicable to persons who were officers, directors and greater than 10% shareholders during the preceding fiscal year were complied with, except the following: Stephen W. Bennett filed a report in March 1994 which contained a direct/indirect coding error and was filed twenty-three days late, and Ernest D. Hammond filed one report in 1994 and one report in 1993 that contained incorrect direct share holdings.

Board and Committee Meetings

     The directors held four meetings during 1994 and one meeting to date in 1995. All of the directors attended all meetings, except for the meeting in 1995 in which Dr. Bennett participated by written consent.

     The Company has standing Audit, Compliance, Nominating, and Compensation and Option Committees. The current members of the Company's committees are identified in the preceding table.

     The Audit Committee met once during 1994 and once to date in 1995 to review the results of the annual audits by Deloitte & Touche. The Audit Committee recommends the selection of independent accountants, approves the scope of audit and related fees, and reviews financial reports, audit results, internal accounting procedures, and programs to comply with applicable requirements relating to financial accountability.

     The Compliance Committee met four times during 1994 and once to date in 1995 to review established policies and procedures for compliance with applicable laws and regulations and to monitor compliance by the Company and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company's own compliance policy.

     The Nominating Committee met informally periodically during 1994, but did not have a formal meeting. The Nominating Committee takes the lead in nominating new directors. The Nominating Committee will consider nominees recommended by shareholders. In accordance with the Company's bylaws, shareholder's nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the annual meeting at which the election is to be held (or if less than 60 days' notice of the date of the annual meeting is given or made to shareholders, not later than the tenth day following the date on which the notice of the annual meeting was mailed). The notice to the Company from a shareholder who intends to nominate a person at the Annual Meeting for election as a director must contain certain information about the shareholder and the person(s) nominated by him, including, among other things, the name and address of the shareholder, a representation that the shareholder is entitled to vote at the Annual Meeting and intends to appear in person or by proxy at the Annual Meeting, a description of all arrangements or understandings between the shareholder and each nominee, such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and the consent of each nominee to serve as a director if so elected.

     The Compensation and Option Committee, comprised of the outside directors, consulted by telephone periodically throughout 1994 to review and recommend officers' compensation, review officers' performance, and develop compensation strategies and alternatives throughout the Company, including those discussed in the committee's report contained in this proxy statement. The deliberations included an independent analysis of the CEO's compensation during the fourth quarter, which culminated in recommendations at the January 1995 Board Meeting.

     All committee members attended all meetings of the committees of which they were members during 1994 and to date in 1995.

Executive Officer Compensation

     The following table sets forth, for each of the last three fiscal years, cash compensation received by the Company's chief executive officer during 1994 and any of the four remaining most highly compensated other executive officers whose salary and bonus for all services in all capacities exceeded $100,000 for the fiscal year ended December 31, 1994.


                           Summary Compensation Table

                                                                                       Long Term Compensation
                                                                                -------------------------------------
                                                 Annual Compensation                      Awards            Payouts
                                   ----------------------------------------------------------------------------------
(a)                           (b)       (c)          (d)             (e)            (f)           (g)         (h)         (i)
                                                                     Other                     Securities
                              Year                                  Annual         Restricted  Underlying               All Other
                             Ended                                   Comp-           Stock      Options/      LTIP       Compen-
                              Dec.     Salary       Bonus          ensation          Award(s)    SARs       Payouts      sation
Name and Principal Position    31       ($)          ($)            ($)/(1)/           ($)        (#)         ($)         ($)
- - ----------------------------------------------------------------------------------------------------------------------------------
Kevin L. Cornwell/(2)/        1994    $156,900    $70,000            $  900              --     95,000           --             --
 President, Chief             1993    $150,000    $48,750                --              --     75,000           --   $13,899/(3)/
 Executive Officer, and       1992          --         --                --              --     75,000/(4)/      --             --
 Director

Ernest D. Hammond             1994    $ 76,100    $26,250            $  900              --     10,000           --             --
 Vice-President, Sales and    1993    $ 74,900    $16,900            $  823              --         --           --             --
 Marketing                    1992    $ 73,800    $70,160/(5)/       $7,734              --         --           --             --


       (1) Amounts during 1994 and 1993 are Company payments for 401(k) matching contributions. Amounts for Mr. Hammond during 1992 are for life insurance premiums, employee portion of health insurance premiums, auto allowance, and 401(k) matching contribution.
       (2)  Mr. Cornwell joined the Company on December 31, 1992.
       (3) During 1993 the Company reimbursed such amount for moving expenses incurred by Mr. Cornwell in relocating his residence to Utah.
       (4) These options were canceled in 1993 in exchange for options to purchase the same number of shares at a lower exercise price and a longer vesting schedule. (See below.)
       (5) Includes $7,328 paid as a bonus in 1993 applicable to the 1992 fiscal year and omitted in the 1993 proxy statement.

     The following table sets forth information respecting all individual grants of options and stock appreciation rights ("SARs") made during the last completed fiscal year to any of the executives named in the summary compensation.

                                Option/SAR Grants In Last Fiscal Year
                                                                                                       Potential Realized Value
                                                                                                       at Assumed Annual Rates
                                                                                                       of Stock Appreciation for
                                         Individual Grants                                                 Option Term/(2)/
- - ----------------------------------------------------------------------------------------------------------------------------------
(a)                                 (b)                 (c)               (d)             (e)             (f)             (g)
                                                    % of Total
                                 Number of          Options/SARs
                                 Securities          Granted to
                                 Underlying          Employees         Exercise or
                                Options/SARs        During Fiscal      Base Price       Expiration
      Name                        Granted(#)          Year/(1)/         ($/share)          Date           5%($)           10%($)
- - ----------------------------------------------------------------------------------------------------------------------------------
Kevin L. Cornwell                95,000/(3)(4)/         35.2%             $7.25          Jan. 2004       $433,200       $1,097,700
Ernest D. Hammond                10,000/(3)(4)/          3.7%             $7.25          Jan. 2004       $ 44,261       $  115,500

       (1) The Company granted new options representing 270,000 shares to employees during 1994. The percentages are based on this total.

       (2) Value was calculated assuming indicated appreciation rate compounded annually.

       (3) The options became 25% vested on 1/1/95, will thereafter vest at the rate of 6.25% per calendar quarter.

       (4) All optionees may use Company shares owned for a period of at least six months to pay for the exercise of options. The Company may accept shares to cover withholding or other employee taxes. In the event of a change in control, the Company is required to pay the optionee a cash amount equal to the excess of the market price over the exercise price of all options granted, whether or not vested.

     The following table sets forth information respecting the exercise of options and SARs during the last completed fiscal year by each executive named in the Summary Compensation Table above and the December 31, 1994, fiscal year end values of unexercised options and SARs, based on the average high and low price of the Company's common stock on December 30, 1994 on the NASDAQ Stock Market of $8.56.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

            (a)                       (b)                   (c)                      (d)                           (e)
                                                                             Number of Securities
                                                                            Underlying Unexercised         Value of Unexercised
                                                                          Options/SARs at FY End (#)    In-the-Money Options/SARs
                                                                                                               at FY End ($)
                                                                                 Exercisable/                   Exercisable/
                              Shares Acquired on                                Unexercisable                  Unexercisable
           Name                  Exercise (#)        Value Realized ($)
- - ----------------------------------------------------------------------------------------------------------------------------------
Kevin L. Cornwell                    --                     --                 51,875/118,125                $31,113/$93,338
Ernest D. Hammond                    --                     --                   80,208/7,500                $171,904/$9,825

Report of the Compensation and Option Committee

     General

     Under the supervision of the Compensation and Option Committee, the Company has developed and implemented compensation policies, plans, and programs that seek to enhance the long-term profitability and growth of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's senior managers and other key employees with those of its shareholders. The Compensation and Option Committee of the board of directors is responsible for evaluating and recommending specific executive compensation for formal board approval on an annual basis.

     The Company applies a consistent philosophy to compensation for all employees, including senior management. The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and shareholders.

     There are seven basic objectives for the Company's compensation program:

     (1) Pay for Performance.  The basic philosophy is that rewards are provided
         -------------------
for the value of individual contribution and performance to the Company.
Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and non-financial awards).

     (2) Provide for Fairness and Consistency in the Administration of Pay.
         -----------------------------------------------------------------
Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions of the Company.

     (3) Pay Competitively.  The Company believes it needs to attract and retain
         -----------------
the best people in the industry in order to continue to achieve one of the best performance records in the industry. In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards, and other benefits.

     (4) Conduct an Effective Performance Review Process. The Company believes
         -----------------------------------------------
it needs to encourage individual employee growth and candidly review each individual's performance in a timely way. This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

     (5) Effectively Plan and Administer the Compensation Program. Expenditures
         --------------------------------------------------------
for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on shareholder equity.

     (6) Communicate Effectively.  The Company believes that an effective
         -----------------------
communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

     (7) Meet All Legal Requirements. The compensation program must conform to
         ---------------------------
all state and federal employment laws and guidelines.

     The Company uses essentially five vehicles in its compensation program.

     (1) Salary.  The Company sets base salaries by reviewing the aggregate of
         ------
base salary and annual bonus for competitive positions in the market. Executive base salaries are set at the beginning of each calendar year by the board of directors. For senior management, base salaries are fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation are more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

     (2) Bonuses.  The Company has two basic plans, a Company bonus, which is
         -------
budgeted and is paid out either quarterly or semi-annually based on achievement of overall budgeted results, and a sales, research and development, and management bonus, which is generated as an annual pretax profit sharing pool and distributed to participants after the year-ending independent financial audit has been completed. All employees participate in one or the other of the two bonus plans. Both plans include the ability to adjust the individual bonus which results from team performance by an individual performance rating factor.

     The sales, research and development, and management bonus is offered to Company management personnel down to the first level of professional management, certain specialists and technical people, and all direct sales representatives. The annual plan includes senior management as part of the group of about 75 of the Company's 425 current employees. Senior management bonuses might range between 10% and 100% of an individual's regular base pay, depending on actual performance relative to targeted objectives. The board of directors has approved 4% of pretax, prebonus earnings, plus 10% of pretax earnings improvements over the prior year's results, as an allocation for the pool. For example, if the Company achieves 20%-25% growth in pretax earnings, the sales, research and development, and management bonus pool will accrue 6%-6.5% of pretax earnings, which will be paid out under supervision of the Compensation and Option Committee.

     All employees not participating in the sales, research and development, and management plan participate in the Company bonus plan, paid out either quarterly or semi-annually as a percentage of employees' base working pay for the given period.

     The Company will make occasional one-time cash awards, in unspecified but budgeted amounts, to employees who may make extraordinary contributions to the performance of the Company within a given period. These payments are planned to be made to a few, probably less than two dozen, employees during the year. Senior management is not eligible for these awards.

     In 1994, the annual sales, research and development, and management bonus was paid based on specific individual management objectives and was used for 67 salaried employees. The senior management employees received a total bonus of $125,650, which was equal to about 31% of their aggregate base salaries. Actual individual bonuses resulted from the Compensation and Option Committee's assessment of each executive's achievement of specific objectives and value of contribution to the Company's overall performance.

     (3) Employee Stock Options.  The Compensation and Option Committee believes
         ----------------------
that its past grants of stock options have successfully focused the Company's key management personnel on building profitability and shareholder value. The number of options granted was consistent with the Company's overall goal discussed above of increasing key employees' financial stake in the Company and reflects the judgment of the Committee that the total number of options at each grant date was sufficient to constitute a material, recognizable benefit to the recipients while minimizing dilution to existing shareholders; no objective criteria were utilized.

     In 1994, the board of directors approved grants to 85 employees of options to purchase a total of 270,000 shares. Subsequently, grants representing 44,000 shares of this total were cancelled upon the resignation of certain employees. Included in the 1994 grants were shares of 147,500 granted to senior management pursuant to shareholder approval at the 1994 annual meeting, and such approval was obtained. All new options vest over a four year period, with a ten year exercise period. Management expects to recommend similar quantities of options to be awarded on an annual basis to the Company's key employees based on its belief that sharing the wealth of the Company with those who help create it is the best way to assure growth in shareholder value.

     (4) 401(k) Retirement Plan.  The Compensation and Option Committee believes
         ----------------------
that a continuance of the Company plan instituted in 1985 is consistent, ensuring a stable employment base helping to provide Company employees with a vehicle to building long-term financial security. The Company matched a portion of employee contributions in 1994 by an amount equal to $54,400. Of this total amount, senior management received about $3,800. The board of directors has approved a matching formula of 30%, up to certain individual limits, for employees who meet eligibility requirements.

     (5) Group Benefit Plan.  The Company provides a group health, dental, and
         ------------------
life insurance plan for its employees consistent with self-funded group plans offered by other companies its size. A portion of the monthly premium cost is generally paid by plan participants. All employees, including executive officers and senior managers, pay premiums on the same basis.

     CEO and Executive Officer Compensation

     Utilizing the compensation objectives and vehicles outlined above, the Committee established base compensation for executive officers, including the CEO, by reference to surveys of similar companies as discussed above, adjusted as the Committee deemed appropriate for variations in industry type, geographic location, size, and profitability. Base salaries were fixed at levels somewhat below the competitive amounts paid to senior management with comparable qualifications, experience, and responsibilities at other similarly sized companies engaged in the same or similar businesses. Then, annual bonuses and longer term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company's success in achieving significant financial and non-financial goals.

     Bonuses for executive officers were awarded on the same basis as all employees included in the sales, research, development, and management bonus plan. At the beginning of the year, the CEO and other executive officers were awarded participation units in the bonus plan, proportional to base salary, based on the Committee's determination of the relative contribution expected from each person toward attaining Company goals. Each executive's individual performance objectives, derived as the applicable contribution needed from that executive to achieve the Company's overall business plan for the year, were reviewed by the Committee. These goals included financial (weighted most heavily) and non-financial goals. Financial goals included net sales, gross profit margin, after-tax profits, and return on equity, and particularly in the case of the CEO, growth in earnings per share. Non-financial goals included continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent growth, promoting the Company's participation in socially responsible programs, maintaining compliance with regulatory requirements, achieving a high regard of shareholders and the broad business community in the integrity of the Company and its management, and minimizing factors that represent significant business risks.

     The amounts of bonuses to the CEO and other executive officers were based on the Committee's evaluation of each executive's success in meeting the respective performance objectives, supplemented by the Committee's subjective evaluation of each executive's performance and contribution in meeting the Company's non-financial objectives. In 1994, management met or exceeded financial objectives set in the operating plan at the beginning of the year. In addition, the Committee believes that each of the non-financial goals of the executive officers was met or exceeded. In addition, the CEO also was credited by the Committee with elevating the level of professional management of the Company, building a cohesive management team, and identifying new strategies for long-term growth in profitability and shareholder value.

     Stock options were awarded to the CEO and other executive officers generally on the criteria utilized for establishing cash bonuses as discussed above, supplemented by the Committee's subjective evaluation of the suitability of long-term options grants as an effective incentive to each individual executive.

     In early 1994, the Compensation and Option Committee had recommended Mr. Cornwell's 1994 salary be set at $157,500 and awarded a stock option for 95,000 shares which has an exercise price of $7.25 per share. The 1994 option was awarded contingent upon shareholder approval, and such approval was obtained.

     In early 1995, upon recommendation of the Compensation Committee, the board of directors awarded Mr. Cornwell a 1994 bonus of $70,000 under the Management Bonus Plan. In addition, the board set Mr. Cornwell's base annual salary for 1995 at $170,000, and awarded a stock option for 40,000 shares with an exercise price of $9.50 per share. All options granted to employees (including Mr. Cornwell) since 1992 vest over a four year period.

     The Committee intends that stock options serve as a significant component of Mr. Cornwell's total compensation package in order to retain his efforts on behalf of the Company and to focus his efforts on enhancing shareholder value. In that regard, shareholders in 1994 approved a performance option plan under which Mr. Cornwell may receive the future right to purchase up to an additional 360,000 shares of common stock at future market prices contingent upon the Company achieving compounded 25% per annum growth in earnings per share beginning with 1994 earnings.

     The foregoing report has been furnished by:    Perry L. Lane
                                                    David D. Chase
                                                    Stephen W. Bennett

 Compensation and Option Committee Interlocks and Insider Participation

     The members of the Compensation and Option Committee are Perry L. Lane, David D. Chase, and since his election to the board on February 25, 1994, Stephen W. Bennett. No member of such committee is a present or former officer of the Company or any subsidiary.

 Employment Agreements, Termination of Employment, and Change in Control

     Kevin L. Cornwell, President and Chief Executive Officer, currently receives a base salary of $170,000 per year and participates in the Company's cash executive bonus programs. On December 31, 1992, the Company entered into an employment agreement with Mr. Cornwell that expired on December 31, 1993, except for the provision under which the Company is required to pay Mr. Cornwell a one-time payment of one year's base salary in the event his employment is terminated as a result of a change in control, at the election of the Company, or by the mutual agreement of Mr. Cornwell and the Company. In addition, the Company is required to pay Mr. Cornwell appreciation of stock value for issued options above the option exercise price, in the event of a change in control of the Company or if terminated at the election of the Company. The Company presently has no other employment agreements. The Company has a performance option plan under which Mr. Cornwell could earn options to purchase up to an aggregate of 360,000 shares at a future market price if the Company attains 25% compounded per annum growth in earnings per share.

 Director's Compensation

     Outside (non-employed) directors receive annual cash compensation of $10,000 each ($12,000 in the case of the Chairman), plus reimbursement of expenses in attending meetings. In addition, the Company, pursuant to the 1993 Directors' Stock Option Plan approved by shareholders at the 1994 annual meeting, awards annually to each director options to purchase 10,000 shares (15,000 shares in the case of the Chairman) at an exercise price equivalent to the closing bid price ten trading days after the public release of the Company's annual financial results. Pursuant to the (outside) directors' option plan, the Company granted options for 55,000 shares at prices of $10 and $7.50 per share during 1994 (20,000 awarded at $10 per share for 1993, and 35,000 awarded at $7.50 per share for 1994). On March 31, 1995, outside directors will be granted an additional 35,000 shares awarded at an exercise price of $10.625 for 1995. All of the options vest over a four year period from grant date.

 Stock Performance Chart

     The following chart compares what an investor's five year cumulative total return (assuming re-investment of dividends) would have been assuming initial $100 investments on December 29, 1989 for the Company's common stock and the two indicated indexes.


Performance Graph appears here.  Detailed below are the plot points:

                                       12/29/89  12/31/90  12/31/91  12/31/92  12/31/93  12/31/94
                                       --------  --------  --------  --------  --------  --------
 Utah Medical Products                   100.0     119.5     249.4     189.6     123.5     133.3
 Nasdaq Stock Market (US & Foreign)      100.0      85.0     135.7     157.4     181.2     175.2
 Nasdaq Stocks (SIC 3800-3899)           100.0     105.7     199.2     168.3     142.4     153.5

- - --------------------------------------------------------------------------------
                PROPOSAL NO. 2.  RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
- - --------------------------------------------------------------------------------

     The Company's auditors for the 1994 fiscal year were Deloitte & Touche, certified public accountants. The Company has once again engaged Deloitte & Touche as its auditors for its current fiscal year and is presenting this selection to the shareholders for ratification. While ratification by the shareholders of this appointment is not required by law or the Company's certificate of incorporation or bylaws, the Company believes such ratification is desirable. If the appointment is not approved by the shareholders, the board of directors will, upon consultation with the audit committee, select other independent accountants. If Deloitte & Touche declines to act, becomes incapable of acting, or if its engagement is otherwise terminated by the audit committee (none of which events are currently anticipated), the board of directors will appoint other auditors for the current fiscal year. It is anticipated that a representative of Deloitte & Touche will be present at the Annual Meeting to respond to questions from the shareholders in attendance and to make a statement to the shareholders if so desired.

     The board of directors recommends a vote "FOR" the proposal to ratify the appointment of Deloitte & Touche as the Company's independent certified accountants and auditors for fiscal year 1995. It is intended that, in the absence of contrary specification, votes will be cast pursuant to the enclosed proxies for ratification of Deloitte & Touche as the Company's independent certified public accountants and auditors for fiscal year 1995.


- - --------------------------------------------------------------------------------
                             SHAREHOLDER PROPOSALS
- - --------------------------------------------------------------------------------

     No proposals have been submitted by shareholders of the Company for consideration at the Annual Meeting. It is anticipated that the next annual meeting of shareholders will be held during May 1996. Shareholders may present proposals for inclusion in the proxy statement to be mailed in connection with the 1996 annual meeting of shareholders of the Company, provided such proposals are received by the Company no later than December 5, 1995, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the articles of incorporation and bylaws of the Company.


- - --------------------------------------------------------------------------------
                                 MISCELLANEOUS
- - --------------------------------------------------------------------------------

 Other Business

     Management does not know of any business other than that referred to in the Notice which may be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign, and return it promptly in the envelope provided. The signing of a proxy by no means prevents your attending the meeting.

                                       By Order of the Board of Directors,

                                       UTAH MEDICAL PRODUCTS, INC.


Salt Lake City, Utah                   Kevin L. Cornwell, President and Director
April 10, 1995

                                     PROXY

Annual Meeting of the Shareholders of         (This Proxy is Solicited on Behalf
Utah Medical Products, Inc.                           of the Board of Directors)

     The undersigned hereby appoints Kevin L. Cornwell and Paul Richins, and each of them, proxies, with full power of substitution, to vote the shares of common stock of Utah Medical Products, Inc. (the "Company") which the undersigned is entitled to vote at the meeting of shareholders of the Company to be held at the Red Lion Hotel, 255 South West Temple, Salt Lake City, Utah , on May 19, 1995, at 12:00 noon, local time, or any adjournment(s) thereof (the "Annual Meeting"), such proxies being directed to vote as specified below. If no instructions are specified, such proxies will be voted "FOR" each proposal.

     To vote in accordance with the board of directors' recommendations, sign below; the "FOR" boxes may, but need not be, checked. To vote against any of the recommendations, check the appropriate box(es) marked "AGAINST," below.

     (1) To elect Lori A. Sessions a director of the Company to serve a three year term and until her successor is elected and qualified;

          Lori A. Sessions:  FOR [_]        WITHHOLD AUTHORITY [_]


     (2) To approve the appointment of Deloitte & Touche as independent certified public accountants and auditors of the Company for its 1995 fiscal year;

          FOR [_]         AGAINST [_]       ABSTAIN [_]

     (3) To transact such other business as may properly come before the Annual Meeting.

          FOR [_]         AGAINST [_]       ABSTAIN [_]


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. IF YOUR SHARES ARE HELD AT A BROKERAGE HOUSE, PLEASE INDICATE IN THE SPACE PROVIDED THE NAME OF THE BROKERAGE HOUSE AND THE NUMBER OF SHARES HELD.


Dated ___________________________      No. of Shares ___________________________


Signature________________________      Signature (if held jointly)______________


Print Name_______________________      Print Name_______________________________

PLEASE MARK, SIGN, DATE, AND RETURN PROXY IN THE BUSINESS REPLY ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                          Utah Medical Products, Inc.
                              7043 South 300 West
                              Midvale, Utah  84047